                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              BEST SOFTWARE, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              BEST SOFTWARE, INC.
                           11413 ISAAC NEWTON SQUARE
                             RESTON, VIRGINIA 20190

                                                                  March 24, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Best Software, Inc. (the "Company"), which will be held at 10:00 a.m. Eastern Time on Thursday, April 23, 1998, at the Company's headquarters at 11413 Isaac Newton Square, Reston, Virginia 20190 (the "Annual Meeting").

     The principal business of the meeting will be: (i) to elect one director for the ensuing year; (ii) to approve the continuation of the 1997 Stock Incentive Plan; (iii) to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and
(iv) to transact such other business as may properly come before the meeting. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 1998.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                          Sincerely yours,

                                          /S/ Timothy A Davenport

                                          TIMOTHY A. DAVENPORT
                                          President and Chief Executive Officer

                              BEST SOFTWARE, INC.
                           11413 ISAAC NEWTON SQUARE
                             RESTON, VIRGINIA 20190

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1998
                          ---------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Best Software, Inc. (the "Company") will be held at the Company's headquarters located at 11413 Isaac Newton Square, Reston, Virginia on Thursday, April 23, 1998, at 10:00 a.m., for the following purposes:

        1. To elect one director to serve until the 2001 Annual Meeting;

        2. To approve the continuation of the 1997 Stock Incentive Plan;

        3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

        4. To transact such other business which may properly be brought before the meeting.

     The Board of Directors (the "Board") has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. At its meeting held on January 21, 1998, the Board of Directors amended Section 4 of Article V of the By-Laws of the Company to provide that the Board may fix, in advance, a date not exceeding seventy days, nor less than 10 days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders or to consent to any proposal without a meeting. Previously, such record date could be no more than fifty days.

                                          By Order of the Board of Directors

                                          /S/ James F. Petersen
                                          JAMES F. PETERSEN
                                          Chairman

Reston, Virginia
March 24, 1998

                                   IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign, date and return the enclosed proxy in the enclosed postage pre-paid envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                              BEST SOFTWARE, INC.
                           11413 ISAAC NEWTON SQUARE
                             RESTON, VIRGINIA 20190

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD THURSDAY, APRIL 23, 1998
                          ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Best Software, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 23, 1998, or at any adjournment thereof, as set forth in the accompanying notice.

     Unless a shareholder otherwise specifies, all shares represented by valid proxies will be voted (i) FOR the election of the person named in this Proxy Statement as the nominee of the Corporation under the heading Election of Director, (ii) FOR the proposal to approve the continuation of the 1997 Stock Incentive Plan, (iii) FOR the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

     Proxies given by shareholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, shareholders of record giving a proxy may revoke the proxy by (a) delivering to the Company's Secretary at the Company's principal executive offices either (i) written notice of revocation of the proxy executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized or (ii) a duly executed later-dated proxy, or by (b) voting by ballot at the Annual Meeting.

                       RECORD DATE AND VOTING SECURITIES

     This Proxy Statement is being mailed to shareholders on or about March 24, 1998. On March 2, 1998, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 11,000,730 shares of the Company's Common Stock outstanding. On all matters being voted upon at the Annual Meeting, each share of Common Stock is entitled to one vote.

                               QUORUM AND VOTING

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the inspector or inspectors appointed by the Company in advance of the Annual Meeting. Shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" any matter, and thus will have the effect of a vote against such matter.

     Shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares that the broker or nominee has the discretionary authority to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum of shareholders. Broker non-

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

votes, however, do not constitute a vote "for" any matter, and thus will have the effect of a vote against such matter.

     For the election of directors and the passage of all other matters, the affirmative vote of a majority of the outstanding shares of the Common Stock present, or represented and entitled to vote at the Annual Meeting, is required to approve the proposals.

                       PROPOSAL I -- ELECTION OF DIRECTOR

     The Company's Articles of Incorporation provide that the Company shall have at least three and not more than eight directors, the exact number to be fixed by resolution of the Board of Directors. The Board has three classes, each of whose members serve for a staggered three-year term. Currently, the Board consists of two Class I Directors (Mr. James F. Petersen and Mr. John H. Martinson), three Class II Directors (Mr. Timothy A. Davenport, Dr. Herbert R. Brinberg and a vacancy) and two Class III Directors (Mr. Richard A. Lefebvre and a vacancy). The Board of Directors intends to fill the vacancies in Class II and Class III as soon as practicable. The Board does not anticipate that the vacancy in Class III will be filled by the Annual Meeting and no nominee has been identified for such vacancy.

     At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are expiring. At the Company's upcoming Annual Meeting, the Class III Director will be elected for a term expiring upon the 2001 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The Board of Directors has nominated Mr. Richard A. Lefebvre for election as Class III Director at the Annual Meeting.

     All shares represented by properly executed proxies received in response to this solicitation will be counted in the election of directors as specified therein by the shareholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election to the Board of Directors of the nominee listed in this Proxy Statement. The nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting a nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will be unable or will decline to serve as a director.

     Pursuant to a 1995 shareholders voting agreement (the "Voting Agreement") between Mr. Petersen and Edison Venture Fund, L.P. ("Edison"), Edison agreed to vote its shares in favor of Mr. Petersen's election as a director as well as for the election of a nominee put forward by Mr. Petersen. The Voting Agreement terminated upon the closing of the Company's initial public offering. Mr. Davenport was appointed to the Board as a condition of his employment.

     Set forth below is certain biographical information furnished to the Company by the director nominee. The nominee currently serves as a director of the Company. For a summary of stock ownership information concerning the director nominee, see "Beneficial Ownership of Common Stock." Also set forth below is certain information regarding the Class I and Class II directors, whose terms of office will continue after the Annual Meeting.

NOMINEE FOR CLASS III DIRECTOR

     Richard A. Lefebvre, 51, became a director of the Company in February 1996. He currently serves as Chairman of Axent Technologies, Inc. ("Axent"), a provider of enterprise-wide information security solutions, a position he has held since January 1989. From January 1989 through July 1997, he also served as President and Chief Executive Officer of Axent. Prior to joining Axent, Mr. Lefebvre was Chief Operating Officer at Sage Software, Inc. (now InterSolv Inc.), a computer software company, from May 1987 to December 1988. He currently serves on the boards of Axent and Sylvon Software, Inc., a software, consulting and training firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTOR OF THE NOMINEE NAMED ABOVE.

INCUMBENT CLASS I DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 1999

     James F. Petersen, 54, co-founded the Company in 1982 and has served as the Company's Chairman of the Board since its inception. He served as President and Chief Executive Officer of the Company from 1982 to June 1995. Before founding the Company, Mr. Petersen was Vice President and Treasurer of Aspen Systems Corporation, an electronic information and publishing company.

     John H. Martinson, 50, has served as a director of the Company since 1988. Since 1986, Mr. Martinson has been a general partner of Edison Partners, L.P., which is the general partner of Edison Venture Fund, L.P. ("Edison"), a venture capital partnership and a shareholder of the Company. Mr. Martinson is a director of Dendrite International Inc. and Nobel Education Dynamics, Inc. He is a director of the National Venture Capital Association and Chairman of the New Jersey Technology Council.

INCUMBENT CLASS II DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2000

     Timothy A. Davenport, 42, was appointed President, Chief Executive Officer and a director of the Company in June 1995. From March 1987 to June 1995, Mr. Davenport served as Vice President, Developer Tools Group, and Vice President, Graphics Division, for Lotus Development Corporation, a computer software company that markets and develops productivity and work group applications. Prior to joining Lotus, Mr. Davenport was employed from March 1985 to March 1987 as Vice President of Product Marketing for Decision Resources, a division of Ashton-Tate Corporation, a company that developed business graphics applications.

     Herbert R. Brinberg, 72, has served as a director of the Company since 1990. Since 1990, Dr. Brinberg has served as the President of Parnassus Associates International, a company that assists organizations with information and technology management. From 1978 to 1990, Dr. Brinberg was President and Chief Executive Officer of Wolters Kluwer U.S. Corporation, an international publishing company. Dr. Brinberg also serves as a director of K&F Industries, Inc., a manufacturer of airplane parts and supplies.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors (the "Board") held four regular meetings and two special meetings in 1997. The Board has an Audit Committee, a Compensation Committee and an Option Subcommittee of the Compensation Committee. During 1997, no director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the year.

     Committees of the Board of Directors. The Compensation Committee of the Board consists of Mr. Petersen, Mr. Lefebvre and Mr. Martinson. Messrs. Lefebvre and Martinson are both nonemployee directors of the Company. The purpose of the Compensation Committee is to establish remuneration levels for officers of the Company and to establish and administer executive compensation programs. The Compensation Committee held two meetings in 1997.

     The Option Subcommittee of the Compensation Committee of the Board consists of Mr. Lefebvre and Mr. Martinson. Messrs. Lefebvre and Martinson are both nonemployee directors of the Company. The purpose of the Option Subcommittee is to administer the Company's 1997 Stock Incentive Plan and any other stock benefit plans. The Option Subcommittee of the Compensation Committee held one meeting in 1997. Prior to the establishment of this subcommittee, there was an Option Committee, consisting of Messrs. Martinson and Lefebvre as well as Dr. Brinberg, which held one meeting in 1997.

     The Audit Committee of the Board consists of Dr. Brinberg and Mr. Martinson. Dr. Brinberg and Mr. Martinson are both nonemployee directors of the Company. The Audit Committee recommends to the Board the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee held one meeting in 1997.

     Director Compensation. As compensation for serving on the Board of Directors, each director who is not employed by the Company or serving on the Board as a representative of an institutional investor (an "outside director") receives an annual retainer of $6,000, plus a fee of $2,000 for attendance at each meeting of the full Board and $500 for each committee meeting. In April 1997, the current outside directors, Dr. Brinberg and Mr. Lefebvre, received options under the 1992 Stock Option Plan to purchase 4,375 and 5,755 shares of Common Stock, respectively, at an exercise price of $3.83 per share, which options vest annually over the remainder of their terms in office. In addition, each outside director elected or reelected after August 1997 will receive an option to purchase 22,500 shares of Common Stock under the Company's 1997 Director Stock Option Plan at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, such option to vest in three equal installments. Accordingly, in connection with the Company's 1997 annual meeting held September 11, 1997, Dr. Brinberg was granted, as of the date of his election to a three-year term, an option to purchase 22,500 shares of Common Stock, vesting in equal annual installments over the three-year term at an exercise price of $13.00, the then fair market value of the Common Stock.

EXECUTIVE OFFICERS

     The executive officers of the Company serve at the discretion of the Board and presently include:
James F. Petersen, Chairman of the Board; Timothy A. Davenport, President and Chief Executive Officer; David N. Bosserman, Executive Vice President, Chief Financial Officer and Treasurer; James F. Foster, President, Abra Software, Inc.; Robert H. Skinner, Senior Vice President, Sales; Elaine Kelly, Vice President, Marketing and David Horn, Vice President of Technical Support.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% shareholders complied, since the Company's initial public offering on September 30, 1997 and through the end of the 1997 fiscal year, with all applicable Section 16(a) filing requirements.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere

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

herein, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of January 31, 1998.

                  NAME OF BENEFICIAL OWNER                    NUMBER OF SHARES(1)      PERCENT
                  ------------------------                    -------------------      -------
EXECUTIVE OFFICERS AND DIRECTORS
James F. Petersen...........................................       1,525,901(2)         13.89%
Timothy A. Davenport........................................         196,571(3)          1.78%
David N. Bosserman..........................................          10,875(4)          *
James F. Foster.............................................          54,063(5)          *
Robert H. Skinner...........................................          24,381(6)          *
John H. Martinson...........................................       3,238,265(7)         29.48%
Herbert R. Brinberg.........................................          19,375(8)          *
Richard A. Lefebvre.........................................          10,077(9)          *
All current directors and executive officers as a group (10
  persons)..................................................       5,093,934(10)        45.62%
OTHER 5% SHAREHOLDERS
Edison Venture Fund, L.P.
  997 Lenox Drive, #3
  Lawrenceville, NJ 08648...................................       3,218,465            29.30%
James F. Petersen Trust U/A 12/31/93
  8034 Galla Knoll Drive
  Springfield, VA 22153.....................................         746,640(11)         6.80%
Dorothy T. Webb Family Trust
  c/o Dorothy T. Webb
  Abra Software, Inc.
  888 Executive Center Drive West
  St. Petersburg, FL 33702..................................         562,383(12)         5.12%

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are exercisable, or will become exercisable within 60 days after January 31, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Best Software, Inc., 11413 Isaac Newton Square, Reston, VA 20190.

 (2) Excludes 295,202 shares held by two irrevocable trusts established by Mr. Petersen for the benefit of members of his family. Mr. Petersen is not a trustee or beneficiary of either trust and disclaims beneficial ownership of these shares. Includes 746,640 shares held by a trust established by Mr. Petersen for the benefit of Nancy Petersen, and 528,690 shares held by the James F. Petersen Charitable Remainder Unitrust. Mr. Petersen serves as a trustee and has voting control of both trusts. See Note (11).

 (3) Includes 75,000 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998 and 900 shares that are held in the names of his minor children.

 (4) Includes 7,650 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998 and 200 shares that are held in the names of his minor children.

 (5) Includes 54,000 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998.

 (6) Includes 24,000 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998.

 (7) Includes 3,218,465 shares held by Edison. Mr. Martinson is a general partner of Edison Partners, L.P., the general partner of Edison. Mr. Martinson, together with the other general partners of Edison Partners, L.P., share voting and investment power with respect to the shares held by Edison. Also includes 19,800 shares held in the name of Mr. Martinson's minor children.

 (8) Includes 4,375 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998.

 (9) Includes 6,477 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998.

(10) Includes 181,852 shares issuable upon exercise of stock options that are exercisable within 60 days after January 31, 1998.

(11) Mr. Petersen is a trustee of this trust and exercises voting control of these shares.

(12) Dorothy T. Webb, an employee of the Company and formerly a director and executive officer of the Company, is a trustee of this trust, which is for the benefit of members of Ms. Webb's family. Excludes 4,081 shares held by an irrevocable trust established by Ms. Webb for the benefit of a member of her family. Ms. Webb is not a trustee or beneficiary of such irrevocable trust and disclaims beneficial ownership of these shares.

                             EXECUTIVE COMPENSATION

     Pursuant to Securities and Exchange Commission rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of the Company has prepared the following report on Executive Compensation. The Committee considers this report to clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Company's Chief Executive Officer, Timothy A. Davenport, during fiscal 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee of the Board (the "Committee") discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 1997 and specifically reviews the compensation established for the Company's Chief Executive Officer as reported in the Summary Compensation Table. The Committee is composed of two non-employee directors (Mr. Martinson and Mr. Lefebvre) of the Company and one employee director (Mr. Petersen).

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to reward executives based on the business performance of the Company, both short and long-term, thereby aligning the interests of executive officers with the interests of the Company's shareholders. The Company's executive compensation program is also aimed at attracting and retaining productive executives by providing competitive total compensation packages. To achieve these objectives, the Compensation Committee utilizes a combination of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options.

COMPENSATION PLAN

     Each year, the Committee will review the Company's executive compensation program. In this review, the Committee will assess the competitiveness of the Company's executive compensation, study the compensation packages for executives in comparable roles performing at comparable levels at other public companies in the same or related industries, and analyze the Company's financial performance for the previous fiscal year and other factors that the Committee believes are relevant. The Committee's primary goal is to provide for a reasonable base salary component while also providing for higher short-term and long-term incentive rewards and bonuses based on the Company's performance.

     Each element of the Company's executive compensation program is discussed below.

     Base Salaries

     Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent with comparable ability and experience, including a comparison to base annual salaries for comparable positions derived from compensation information available in certain widely-known surveys and databases.

     The Committee annually reviews the base salaries of the Company's executive officers. Annual salary adjustments are determined by evaluating the performance of each executive officer, taking into account new responsibilities. Individual performance ratings consider such factors as achievement of the Company's strategic plan and attainment of specific individual objectives.

     In determining Mr. Davenport's base salary adjustment, which occurred as of October 1, 1997, the Committee did not employ a formula or other mathematical calculation, but based its determination upon a subjective evaluation of base salaries of chief executive officers of peer companies, the Company's performance in former fiscal year 1997 (year ended March 31, 1997), the Company's performance in the current fiscal year, and the assessment by the Committee of Mr. Davenport's individual performance. Based upon this evaluation, the Committee increased Mr. Davenport's base salary 6% from $212,000 to $225,000.

     As is typical of most corporations, the actual payment of base salary is not strictly conditioned upon the achievement of any predetermined performance targets.

     Incentive Compensation

     During the nine-month fiscal year transition period ended December 31, 1997 (the "Transition Period"), the Company maintained a short-term incentive plan for executive officers, the Management Incentive Plan (the "MIP"). This plan provides for the award of cash bonuses to participants based on fiscal year 1997 performance. The targeted incentive compensation for executive officers under the MIP was 25% of base salary.

     The MIP is designed to recognize, reward and promote the individual and group performances that are key to the Company's success. Under the MIP, executives may receive awards based on the achievement of Company revenue and profitability goals and on individual performance. All awards are dependent on the attainment of revenue and profitability goals for the consolidated company. In addition, for those individuals whose performance is deemed to impact a particular division, a portion of their award will also depend on that division's performance. Individual performance is measured by the achievement of defined objectives.

     Mr. Davenport's compensation is based on the Company's overall revenue and earnings performance. Mr. Davenport currently has an annual incentive award target of 50% of base salary. Mr. Davenport received incentive compensation of $90,000 for the transition period, which constitutes 106% of his targeted incentive compensation when prorated at 75% for the nine-month Transition Period. Using a nine-month prorated base salary, this award constitutes 53% of base salary. The award was based upon the Company's 1997 earnings and revenue, the success of the Company's initial public offering, and the Board's overall assessment of Mr. Davenport's and the Company's performance. In former fiscal year 1997 (year ended - March 31, 1997), Mr. Davenport had an annual incentive award target of 25% of base salary and received incentive compensation of $37,763, which equated to 18% of base salary.

     Long-Term Incentive Compensation

     The Company's long-term incentive compensation plan for its executive officers is based upon the Company's 1997 Stock Incentive Plan. The Company historically has provided long-term incentive compensation to attract, motivate and retain executive officers through grants of stock options. The Company believes that placing a portion of its executives' total compensation in the form of stock options aligns the interests of the Company's executives directly with those of the Company's shareholders, gives executives a significant long-term interest in the Company's success, and helps the Company retain key executives. On an annual basis, the Option Subcommittee of the Compensation Committee designates the employees who shall be granted options and the amount and terms of options granted. The number of stock options granted to each individual is based on his or her salary range, position, level of responsibility, and performance during the relevant fiscal year. Each option grant allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time, contingent upon continued employment with the Company. Accordingly, the option grants will provide a return to an executive only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     During the fiscal year ended December 31, 1997, Mr. Davenport was granted options for 50,000 shares. See "Executive Officer Compensation -- Option Grants in the Transition Period and in Fiscal 1997" for a description of option grants to Mr. Davenport in 1997.

OTHER NAMED OFFICER COMPENSATION

     The other four named executive officers received salary increases ranging from $0 to $10,000 effective in October 1997. As of March 16, 1998, those executive officers had received annual incentive awards for 1997 ranging from $0 to $42,188. Such executive officers also received stock option grants ranging from 0 to 67,500 shares. The criteria used to determine salaries and other compensation are as described above under "Compensation Philosophy" and "Compensation Plan."

     Overall, the Company offers its executives a compensation program that is market competitive, leveraged to Company performance and strongly aligns the interests of management and shareholders.

BENEFITS

     The Company believes that it must offer a competitive benefits program to attract and retain all of its full-time employees. Accordingly, the Company provides the same medical and other benefits to its executive officers that are generally available to its other employees.

$1 MILLION COMPENSATION LIMIT ON DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code prohibits the Company from deducting executive compensation in excess of $1 million, unless certain standards are met, to its Chief Executive Officer or to any of the other four executive officers named in the Summary Compensation Table. The Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid to the Company's Chief Executive Officer or to any of the other named executive officers are deductible by the Company.

                                  Submitted by: THE COMPENSATION COMMITTEE
                                            James F. Petersen
                                            Richard A. Lefebvre
                                            John H. Martinson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James F. Petersen, Chairman of the Board, serves on the Compensation Committee. For information regarding certain relationships and related transactions between Mr. Petersen and the Company, see "Certain Relationships and Related Transactions" below.

     If Mr. Lefebvre is reelected as a director at the Company's 1998 Annual Meeting of Shareholders, he will receive an automatic stock option grant of 22,500 shares of Common Stock, at a per share exercise price of the then-current fair market value for the Company's Common Stock and a vesting period of approximately three years, with one-third of the granted options vesting on each subsequent Annual Meeting as long as he remains a director of the Company. This grant will be made under the Company's 1997 Director Stock Option Plan. For additional information regarding certain relationships and related transactions between Mr. Lefebvre and the Company, see "Certain Relationships and Related Transactions" below.

     For information regarding certain relationships and related transactions between Mr. Martinson and the Company, see "Certain Relationships and Related Transactions" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At the time of his reelection as a director at the Company's 1997 Annual Meeting of Shareholders, Dr. Brinberg received an automatic stock option grant of 22,500 shares of Common Stock, at an exercise price of $13.00 per share and a vesting period of approximately three years, with one-third of the granted options vesting on each subsequent Annual Meeting as long as he remains a director of the Company. Similarly, in connection with the 1998 Annual Meeting of Shareholders, Mr. Lefebvre will receive an automatic stock option grant of 22,500 shares of Common Stock, at a per share exercise price of the then-current fair market value for the Company's Common Stock and a vesting period of approximately three years, with one-third of the granted options vesting on each subsequent Annual Meeting as long as he remains a director of the Company. These grants are made under the Company's 1997 Director Stock Option Plan.

     The Company paid a dividend of $0.455 per share of Common Stock to shareholders of record on February 20, 1997 and a dividend of $0.915 per share on Common Stock to shareholders of record on June 27, 1997. All of the Board members (or their affiliates) except for Mr. Lefebvre were shareholders as of the record date for payment of the first dividend and all of the Board members (or their affiliates) were shareholders as of the record date for payment of the second dividend. In connection with the two dividends, Mr. Petersen received $2,876,903; Mr. Davenport received $137,100; Edison, an affiliate of Mr. Martinson, received $5,527,292; Ms. Dorothy T. Webb, who was then a director of the Company, received $1,027,586; Dr. Brinberg received $20,550; Mr. Lefebvre received $3,294; and PNC Capital Corp. ("PNC"), a shareholder of the Company and an affiliate of Mr. Peter V. Del Presto, who was then a director of the Company, received the payments described below.

     The Loan and Warrant Purchase Agreement by and between PNC and the Company dated as of March 2, 1993, prohibited the Company from issuing cash dividends to its shareholders until the closing of an initial public offering. In consideration for PNC's waiver of this restriction in connection with the two dividend issuances described above, the Company agreed, with regard to the first dividend, to reduce the per share exercise price of the PNC Warrant by the dividend amount (i.e., from $2.667 to $2.213 per share), and, with regard to the second dividend, to pay PNC a dividend equivalent payment of $432,338 ($0.915 multiplied by the 472,500 shares underlying the PNC Warrant) and to amend the PNC Warrant to reduce the then current per share exercise price thereunder by 20% of the dividend value (i.e., from $2.213 to $2.029 per share). PNC is a beneficial shareholder of the Company and Mr. Del Presto, a former director of the Company, is a Vice President of PNC.

     In connection with the above-described dividends, all employees holding nonstatutory stock options were given the opportunity to elect to pay some or all of their withholding tax obligations resulting from exercise of their options in the form of a secured promissory note, bearing interest at the rate of 5.66% and 6.06% per annum for the first and second dividend, respectively, and due and payable to the Company, in cash or stock of the Company (valued at the then current fair market value), no later than ten business days after the date upon which the cash dividend was paid. The Company received a number of such promissory notes from employees, including a note in the amount of $763,890 from Mr. Petersen and a note in the amount of $702,578 from Ms. Webb, a former director. Both Mr. Petersen and Ms. Webb delivered Common Stock to the Company to pay off the loan (199,429 and 183,282 shares respectively).

     The Company has adopted a policy that any future transactions between the Company and its executive officers, directors and affiliates must (i) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and (ii) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors.

                         EXECUTIVE OFFICER COMPENSATION

TABLE I -- SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the compensation paid or accrued by the Company with respect to services rendered during the fiscal year ended March 31, 1997 and the nine-month fiscal year transition period ended December 31, 1997 (the "Transition Period"), by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                                              NUMBER OF
                                                      ANNUAL COMPENSATION     SECURITIES
                                                      -------------------     UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION        FISCAL YEAR       SALARY      BONUS       OPTIONS      COMPENSATION(1)
  ---------------------------     -----------------   --------    -------    ------------   ---------------
James F. Petersen...............        1997          $178,864    $31,706           --          $5,162(2)
Chairman of the Board             Transition Period    137,390         --           --           3,503(3)
Timothy A. Davenport............        1997           206,345     37,763           --           5,682(2)
President and Chief Executive     Transition Period    166,652     90,000       50,000           3,726(3)
  Officer
David N. Bosserman..............        1997           109,960     30,079       11,250           4,268(2)
Chief Financial Officer           Transition Period    107,911     42,188       67,500           3,688(3)
James F. Foster.................        1997           154,560     21,011       45,000           1,876(2)
President, Abra Software, Inc.    Transition Period    114,217     28,125        2,500           4,197(3)
Robert H. Skinner...............        1997           164,024(4)  25,782       52,500           5,058(2)
Senior Vice President, Sales      Transition Period    134,553(5)  21,656       15,000           3,463(3)

---------------
(1) Pursuant to the Securities and Exchange Commission's rules, amounts for perquisites and other personal benefits for fiscal years ended after December 15, 1992, which do not exceed the lesser of $50,000 or ten percent of the named executive officer's salary and bonus, are not required to be disclosed.

(2) Represents matching contributions to the Company's 401(k) Plan made by the Company on behalf of each of the Named Executive Officers and an additional profit sharing contribution of $1,876 for each.

(3) Represents matching contributions to the Company's 401(k) Plan made by the Company on behalf of each of the Named Executive Officers and an additional profit sharing contribution of $1,500 for each.

(4) Includes $55,501 in sales commissions.

(5) Includes $47,965 in sales commissions.

     TABLE II -- OPTION GRANTS IN THE TRANSITION PERIOD AND IN LAST FISCAL YEAR

     This table presents information regarding options granted to the Company's Named Executive Officers during the stated periods to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") outstanding and granted no SARs during the stated periods. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.

                                                                INDIVIDUAL GRANT                     POTENTIAL REALIZABLE
                                               ---------------------------------------------------     VALUE AT ASSUMED
                                                             % OF TOTAL                                 ANNUAL RATES OF
                                               NUMBER OF      OPTIONS                                     STOCK PRICE
                                               SECURITIES    GRANTED TO    EXERCISE                      APPRECIATION
                                               UNDERLYING   EMPLOYEES IN    OR BASE                   FOR OPTION TERM(1)
                                                OPTIONS        STATED      PRICE PER    EXPIRATION   ---------------------
          NAME                FISCAL YEAR      GRANTED(2)      PERIOD        SHARE         DATE         5%          10%
          ----             -----------------   ----------   ------------   ---------    ----------   ---------   ---------
James F. Petersen........        1997                --           --            --             --          --          --
                           Transition Period         --           --            --             --          --          --
Timothy A. Davenport.....        1997                --           --            --             --          --          --
                           Transition Period     50,000         12.7%       $10.25        11/6/06    $282,556    $695,948
David N. Bosserman.......        1997            11,250          3.7%       $ 3.83(3)    10/10/05      23,755      58,511
                           Transition Period     22,500          5.7%       $ 3.83(3)     4/15/06      47,511     117,021
                                                 37,500          9.5%       $ 8.00(3)     7/15/06     165,398     407,384
                                                  7,500          1.9%       $13.00        9/29/06      53,755     132,400
James F. Foster..........        1997            45,000         14.9%       $ 3.50(3)     5/30/05      86,834     213,877
                           Transition Period      2,500          0.6%       $13.00        9/29/06      17,918      44,133
Robert H. Skinner........        1997            37,500         12.4%       $ 3.50(3)     5/30/05      72,362     178,231
                                                 15,000          5.0%       $ 3.83(3)    10/10/05      31,701     178,231
                           Transition Period      7,500          1.9%       $ 8.00(3)     7/15/06      33,080      81,477
                                                  7,500          1.9%       $13.00        9/29/06      53,755     132,400

---------------
(1) The amounts shown as potential realizable values on the options are based on assumed annualized rates of appreciation in the price of the Common Stock of 5% and 10% over the term of the options, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2) All options vest 20% per year beginning on the first anniversary of the date of grant.

(3) The exercise price per share equaled the fair market value of the Common Stock on the date of grant, as determined by the Board.

TABLE III -- OPTION EXERCISES IN TRANSITION PERIOD AND IN THE LAST FISCAL YEAR, AND OPTION VALUES AT DECEMBER 31, 1997

     The following table sets forth information regarding the exercise of stock options during the Transition Period and during the last full fiscal year, and the value of options held as of December 31, 1997 by the Named Executive Officers.

                                                                           NUMBER OF SHARES SUBJECT        VALUE OF UNEXERCISED
                                              NUMBER OF                     TO UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                               SHARES                          AT THE END OF THE             AT THE END OF THE
                                              ACQUIRED                         APPLICABLE PERIOD           APPLICABLE PERIOD(1)
                                                UPON           VALUE      ---------------------------   ---------------------------
          NAME               FISCAL YEAR      EXERCISE      REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------------   ---------     -----------   -----------   -------------   -----------   -------------
James F. Petersen.......        1997           450,000(2)   $1,692,000          --              --             --              --
                          Transition Period         --              --          --              --             --              --
Timothy A. Davenport....        1997            60,000          69,600          --         315,000             --      $  365,400
                          Transition Period     60,000          69,600      75,000         230,000       $493,750       1,184,400
David N. Bosserman......        1997             3,000           7,500       3,150          16,350          2,516           3,462
                          Transition Period         --              --       7,650          79,350         47,199         235,319
James F. Foster.........        1997                --              --      34,500          63,000         74,010          42,990
                          Transition Period         --              --      54,000          46,000        390,090         255,360
Robert H. Skinner.......        1997                --              --       9,000          66,000         13,485          32,603
                          Transition Period         --              --      22,500          67,500        142,403         319,560

---------------
(1) The dollar values have been calculated by determining the difference between
    (i) the fair market value of the securities underlying the options at the exercise date, in the case of "value realized," or December 31, 1997, in the case of "value of unexercised in-the-money options" and (ii) the aggregate exercise price of the options. Prior to the Company's initial public offering on September 30, 1997, the Common Stock was not publicly traded. Consequently, the Board, in connection with grants of stock options it made from time to time, determined the fair market value of the Common Stock as of the date of grant.

(2) In connection with his option exercise, Mr. Petersen secured a short-term loan from the Company to pay the withholding taxes in the amount of $763,890 due as a result of such exercise, based on a per share exercise price of $0.07 and a fair market value on the date of exercise of $3.83. The note bore interest at the rate of 5.66%. In connection with the option exercise, Mr. Petersen delivered to the Company 199,429 shares of Common Stock to pay off the principal and interest on this loan.

EMPLOYMENT AGREEMENTS

     Pursuant to an Employment Agreement between James F. Petersen and the Company dated May 17, 1995, the Company agreed to employ Mr. Petersen as Chairman of the Company until March 30, 2000, with an annual salary of $170,280, subject to adjustment. Mr. Petersen is entitled to payment of his salary through March 30, 2000 should his employment be terminated by the Board other than for cause. Mr. Petersen has agreed not to compete against the Company during his employment and for one year thereafter.

     In connection with the May 1995 hiring of Timothy A. Davenport, President and Chief Executive Officer of the Company, the Company agreed to pay Mr. Davenport an annual base salary of $200,000. In addition, the Company issued to Mr. Davenport, pursuant to its 1992 Stock Option Plan, options to purchase 375,000 shares of Common Stock at an exercise price of $2.67 per share, 300,000 of which vest equally over a five-year period and 75,000 of which vested in full immediately upon the closing of the initial public offering. Mr. Davenport is entitled to six months of base salary as severance pay should his employment be terminated other than for cause, except in the case of constructive termination due to a change in control, in which case he will continue to receive his salary for 12 months and his stock option vesting will be accelerated by 24 months. The Company also reimbursed Mr. Davenport for certain relocation expenses and agreed to appoint him to the Board of Directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph and table below compare the cumulative total shareholder return on the Company's Common Stock during the period commencing with the Company's initial public offering on September 30, 1997 through December 31, 1997, with the cumulative total returns for the CRSP Total Return Index for The Nasdaq Stock Market (US) (the "Nasdaq Stock Market (US)") and the Hambrecht & Quist Computer Software Index (the "H&Q Computer Software Index"). The comparison assumes $100 was invested on September 30, 1997 in the Company's Common Stock at the $14.625 closing price on that date and in each of the foregoing indices and assumes reinvestment of dividends, if any.

     Before September 30, 1997, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period beginning on that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

     The stock price performance shown on the graph and table is not necessarily indicative of future price performance. Certain information used on this graph was obtained from the Nasdaq Stock Market. The Nasdaq Stock Market (US) was prepared for Nasdaq by the Center for Research in Security Prices (CRSP) at the University of Chicago and the H&Q Computer Software Index was prepared by Hambrecht & Quist Group. Such sources are believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

                           COMPARISON OF TOTAL RETURN

                                                                                            H&Q
                                                                         NASDAQ           COMPUTER
               MEASUREMENT PERIOD                       BEST             STOCK            SOFTWARE
             (FISCAL YEAR COVERED)                 SOFTWARE, INC.     MARKET (US)          INDEX
9/30/97                                                     100.00            100.00            100.00
12/31/97                                                     63.25             93.78             93.04

            PROPOSAL 2 -- CONTINUATION OF 1997 STOCK INCENTIVE PLAN
        FOR THE PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

     The Company's 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan") provides that a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants may be made to the Company's employees, officers or directors of, and consultants or advisors to, the Company and its subsidiaries. The Company has reserved 1,500,000 shares of Common Stock for issuance under the 1997 Stock Incentive Plan. The Company may grant options that are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code ("incentive stock options") or nonstatutory options not intended to qualify as incentive stock options. The purpose of the 1997 Stock Incentive Plan is to ensure that the Company may continue to attract and retain key employees, officers, directors, consultants and advisors who are expected to contribute to the Company's growth and success.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by shareholders that provides a limit to the number of shares that may be issued under the plan to any individual.

     Options granted under the 1997 Stock Incentive Plan to date comply with
Section 162(m) pursuant to a transition rule that temporarily exempts plans adopted while a company is privately held. To remain in compliance, the 1997 Stock Incentive Plan must be approved by the Company's public shareholders within three years of the Company's initial public offering. Accordingly, on January 21, 1998 the Board of Directors voted to present the 1997 Stock Incentive Plan, which includes a per participant limit in compliance with
Section 162(m), to the shareholders for ratification. The 1997 Stock Incentive Plan, as approved, provides that the maximum number of shares of Common Stock with respect to which any option may be granted to any participant shall be 200,000 shares per calendar year. If the shareholders do not approve the continuation of the 1997 Stock Incentive Plan, the Company will no longer grant awards under such plan.

     The following is a summary of the material provisions of the 1997 Stock Incentive Plan:

ADMINISTRATION AND ELIGIBILITY

     The 1997 Stock Incentive Plan is administered by the Option Subcommittee of the Board of Directors, which shall determine the price and other terms upon which awards shall be made. Subject to the express provisions of the 1997 Stock Incentive Plan, the Board has authority to construe the respective agreements relating to awards, to prescribe, amend and rescind rules and regulations relating to the 1997 Stock Incentive Plan and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the 1997 Stock Incentive Plan.

     Awards may be granted to persons who are, at the time of the award, employees, officers or directors of, or consultants or advisors to, the Company; provided that incentive stock options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. The granting of awards to directors and officers shall be determined either (a) by the full Board of Directors, or (b) by a committee composed solely of two or more "non-employee directors" (as defined in Rule 16b-3 promulgated under the Exchange Act).

     While the Company currently anticipates that most grants under the 1997 Stock Incentive Plan will consist of stock options, the Company may grant stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price; restricted stock awards, which entitle recipients to acquire shares of Common stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied; or unrestricted stock awards, which represent grants of shares to participants free of any restrictions under the 1997 Stock Incentive Plan.

NUMBER OF SHARES AND PRICE

     The maximum number of shares of Common Stock of the Company which may be issued and sold under the 1997 Stock Incentive Plan is 1,500,000 shares. The maximum number of shares of Common Stock with respect to which an award may be granted to any participant under the 1997 Stock Incentive Plan is 200,000 per calendar year (subject to adjustment as provided in the 1997 Stock Incentive
Plan).

     The 1997 Stock Incentive Plan was adopted by the Board of Directors on August 7, 1997. As of February 28, 1998, there were one hundred and nine outstanding option grants for an aggregate of 246,400 shares of Common Stock under the 1997 Stock Incentive Plan. Because option grants under the 1997 Stock Incentive Plan are discretionary, the benefits to be received by the Named Executive Officers, all current executive officers as a group and all employees, including all current officers who are not executive officers, as a group, are not determinable.

     The Option Subcommittee selects the price per share of stock, if applicable, for each stock award. The option exercise price of incentive stock options may not be less than (a) 110% of fair market value for incentive stock options granted to a holder of more than 10% of the Company's capital stock, and
(b) 100% of fair market value for incentive stock options generally. Options are exercisable by payment in full for the shares of Common Stock being purchased, such payment to be made in cash, by check, or at the discretion of the Option Subcommittee, in Common Stock or other property held by the optionee. The Board of Directors shall also determine the expiration of any award period, provided that (i) in the case of incentive stock options, the date shall not be later than 10 years after the date on which the option is granted, (ii) in the case of incentive stock options granted to a holder of more than 10% of the Company's capital stock, such date shall not be later than five years after the date on which the option is granted and (iii) in all cases, options shall be subject to earlier termination as provided in the 1997 Stock Incentive Plan.

TERMS

     Except as the Board of Directors may otherwise determine or provide in the applicable award agreements, all options are nontransferable other than by will or the laws of descent and distribution, provided, however, that nonstatutory options may be transferred by certain persons required to file reports under Section 16(a) of the Exchange Act pursuant to a qualified domestic relations order (as defined in Rule 16b-3 promulgated under the Exchange Act). Holders of incentive stock options may generally exercise such options up to three months after termination of employment with the Company, unless termination results from death or disability in which case such options may be exercised up to one year after termination. Holders of nonstatutory options may exercise such options after termination of employment with the Company during the period specified in the applicable option agreement.

     The Option Subcommittee determines when options granted under the 1997 Stock Incentive Plan become exercisable (generally in installments at the rate of 20% per year). The Board of Directors may accelerate the date on which any option granted may be exercised or extend the period during which any particular option may be exercised, provided that no such extension shall be permitted if it would cause the 1997 Stock Incentive Plan to fail to comply with Section 422 of the Code, or with Rule 16b-3 promulgated under the Exchange Act.

     Subject to the prior approval of the Option Subcommittee, an optionee may elect to satisfy any tax withholding obligations with respect to shares issued upon exercise of options by causing the Company to withhold shares of Common Stock otherwise issuable upon the exercise of an option or by delivering to the Company shares of Common Stock then owned by such optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation.

     The Option Subcommittee shall have the right to grant other awards based upon the Common Stock having such terms and conditions as the Option Subcommittee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

AMENDMENT AND TERMINATION

     The Option Subcommittee may amend, suspend or terminate any award, or the Plan or any portion thereof at any time. The termination or any amendment of the 1997 Stock Incentive Plan or any award shall not, without the consent of the recipient, materially and adversely effect his or her rights under an award previously granted.

     Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding awards: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for incentive stock options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the participants, provide that all then unexercised options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding options shall terminate upon consummation of such Acquisition Event and each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options; (iv) provide that all restricted stock awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

     The 1997 Stock Incentive Plan shall terminate on August 7, 2007.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1997 Stock Incentive Plan and with respect to the sale of Common Stock acquired under the 1997 Stock Incentive Plan.

     Incentive Stock Options

     In general, a participant will not recognize regular taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for the longer of two years from the date the option was granted (the "Grant Date") and more than one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize a capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     Stock Appreciation Rights

     A participant will not recognize taxable income upon the grant of a stock appreciation right under the Plan. Instead, a participant generally will recognize as ordinary compensation income any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under a stock appreciation right.

     Upon selling any Common Stock received by a participant in payment of an amount due under a stock appreciation right, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be long-term gain or loss if the participant has held the Common Stock for more than one year prior to the date of sale.

     Unrestricted Stock

     A participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of an unrestricted stock award. The participant will have a basis in the Common Stock equal to the amount of compensation income recognized.

     Upon selling any Common Stock received by a participant under the terms of an unrestricted stock award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Restricted Stock

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

     Tax Consequences to the Company

     The grant of an award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a
Section 83(b) Election. Any such deduction will be subject to the limitation of
Section 162(m) of the Code.

THE BOARD OF DIRECTORS BELIEVES THAT THE CONTINUATION OF THE 1997 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, following a recommendation of the Board's Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998 and has directed that such appointment be submitted to shareholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent auditors of the Company since 1989 and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the Board will reconsider the appointment.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses connected therewith.

                             SHAREHOLDER PROPOSALS

     Proposals to be considered for inclusion in proxy materials for the Company's 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company's executive offices no later than November 24, 1998. Such proposals must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to the inclusion of shareholder proposals. Each shareholder proposal submitted to the Company must be received in a timely fashion and should indicate the full and correct registered name and address of the shareholder making the proposal and the number of shares of Common Stock owned by the proponent. If beneficial ownership is claimed, documentary proof thereof should be submitted with the proposal. In addition, a proponent must notify the Company in writing of his or her intention to appear personally or by proxy at the meeting to present the proposal for action.

                                 ANNUAL REPORT

     The Transition Report on Form 10-K for fiscal 1997, including financial statements for the Transition Period ended December 31, 1997 accompany this Proxy Statement. The Form 10-K is not deemed to be part of this Proxy Statement.

                                 OTHER MATTERS

     Neither management nor the Board knows of any matter to be acted upon at the meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /S/ James F. Petersen
                                          JAMES F. PETERSEN
                                          Chairman

Reston, Virginia
March 24, 1998

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO: SHELLEY REBACK, CORPORATE SECRETARY, BEST SOFTWARE, INC., 11413 ISAAC NEWTON SQUARE, RESTON, VIRGINIA 20190.

                      [This Page Intentionally Left Blank]

                                                                       EXHIBIT A

                              BEST SOFTWARE, INC.
                           1997 STOCK INCENTIVE PLAN

1.   Purpose

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of Best Software, Inc., a Virginia corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Best Software, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan, as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, no par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee or subcommittee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non- employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a (sub)Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such (Sub)Committee or executive officer.

4.   Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin- off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

          (4)  any combination of the above permitted forms of payment.

6.   Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   General Provisions Applicable to Awards

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e)  Acquisition Events

          (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding
     Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
     (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options;
     (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

          An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

          (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's shareholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on August 7, 1997

Approved by the Shareholders on September 11, 1997

                                  DETACH HERE

                                     PROXY

                              BEST SOFTWARE, INC.

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, revoking all prior proxies, hereby appoints David N. Bosserman and Shelley Reback with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Best Software, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 11413 Isaac Newton Square, on Thursday, April 23, 1998, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                               SIDE

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

                                                                                                       FOR        AGAINST    ABSTAIN
1.  To elect one director to serve until the 2001         2.  To approve the continuation of the       [ ]          [ ]        [ ]
    Annual Meeting.                                           1997 Stock Incentive Plan.
    Nominee: /s/ RICHARD A. LEFEBVRE                      3.  To ratify the appointment of Arthur
            ------------------------                          Andersen LLP as the Company's
                                                              Independent auditors for the fiscal
              FOR             WITHHELD                        year ending December 31, 1998.           [ ]          [ ]        [ ]

              [ ]              [ ]
                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                        [ ]

                                                          PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE
                                                          ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                                                          Please sign exactly as name appears hereon. Joint owners
                                                          should each sign.  When signing as attorney, executor,
                                                          administrator, trustee or guardian, please give full title as such.

Signature:                          Date:                   Signature:                 Date:
          --------------------------     -----------------            -----------------     --------------

                                                                       1674-PS98